Exhibit 99.2

Associated Estates Realty Corporation
Third Quarter 2013
Earnings Release and Supplemental Financial Information

Doral West Apartments
5400 NW 114th Avenue	Phone:	(866) 479-2861
Doral, Florida 33178	Web Site:	DoralWest@associatedestates.com

For more information, please contact:
Jeremy Goldberg
(216) 797-8715

Associated Estates Realty Corporation
Third Quarter 2013
Supplemental Financial Information

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2013 performance, which are based on certain assumptions. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expects," "projects," "believes," "plans," "anticipates" and similar expressions are intended to identify forward-looking statements. Investors are cautioned that the Company's forward-looking statements involve risks and uncertainties that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; elimination of, or limitation on, federal government support for Fannie Mae and/or Freddie Mac that may result in significantly reduced availability of mortgage financing sources as well as increases in interest rates for mortgage financing; the ability of the Company to refinance debt on favorable terms at maturity; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units, single family units available for rental or purchase, and changes in market rental rates; the inability of the Company to acquire and dispose of multifamily properties at prices and on terms acceptable to the Company; the failure of development projects or redevelopment activities to achieve expected results due to, among other causes, construction and contracting risks, unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; the failure to enter into development joint venture arrangements on acceptable terms; increases in property and liability insurance costs; unanticipated increases in real estate taxes and other operating expenses; weather conditions that adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases and unanticipated repairs; inability of the Company to control operating expenses or achieve increases in revenue; shareholder ownership limitations that may discourage a takeover otherwise considered favorably by shareholders; the results of litigation involving the Company; changes in tax legislation; risks of personal injury and property damage claims that are not covered by the Company's insurance; catastrophic property damage losses that are not covered by the Company's insurance; risks associated with property acquisitions such as failure to achieve expected results or matters not discovered in due diligence; risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located; and other uncertainties and risk factors addressed in documents filed by the Company with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q.

Associated Estates Realty Corporation
Third Quarter Earnings

ASSOCIATED ESTATES REALTY CORPORATION REPORTS THIRD QUARTER RESULTS
Third Quarter Same Community NOI Up 6.1%
Company Issues $100 Million of 7 and 10-Year Unsecured Notes

Cleveland, Ohio - October 22, 2013 - Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) announced today its financial results for the third quarter ended September 30, 2013. Funds from Operations (FFO) for the third quarter of 2013 was $0.32 per common share (diluted), compared to $0.32 per common share (diluted), for the third quarter of 2012.

Net income applicable to common shares was $19.9 million, or $0.40 per common share (diluted), for the quarter ended September 30, 2013. This compared to net income applicable to common shares of $2.1 million, or $0.04 per common share (diluted), for the quarter ended September 30, 2012.
“Operationally and strategically, it was another strong quarter for Associated Estates. Occupancy is solid at just under 96%, margins continue to improve and apartment fundamentals remain solid," said Jeffrey I. Friedman, President and Chief Executive Officer. “With our younger portfolio and strong balance sheet, we are well positioned to take advantage of the strength in the apartment market,” Friedman continued.
A reconciliation of net income attributable to the Company to FFO, and to FFO as adjusted, is included on page 11.
Quarterly Same Community Portfolio Results
Net operating income (NOI) for the third quarter of 2013 for the Company’s same community portfolio increased 6.1% compared to the third quarter of 2012. Revenue increased 3.0% and property operating expenses decreased 1.7%. Physical occupancy was 95.8% at the end of the third quarter compared to 97.2% at the end of the third quarter of 2012. Average monthly net rent collected per unit for the same community properties was $1,127 compared to $1,098 for the third quarter of 2012, a 2.6% increase. Operating margins were 62.3% for the third quarter of 2013 compared to 60.5% for the third quarter of 2012.
Year-to-Date Performance
FFO and FFO as adjusted for the nine months ended September 30, 2013 was $0.93 per common share (diluted). FFO as adjusted for the nine months ended September 30, 2012 was $0.93 per common share (diluted) after adjusting for $1.7 million of loan prepayment costs and a credit to expense of $279,000 for a refund of defeasance costs on a previously defeased loan.
For the nine months ended September 30, 2013, net income applicable to common shares was $31.8 million, or $0.63 per common share (diluted), compared to net income applicable to common shares of $23.7 million, or $0.53 per common share (diluted), for the period ended September 30, 2012.
Additional quarterly financial information, including performance by region for the Company's portfolio, is included on pages 17 through 28.

Associated Estates Realty Corporation
Third Quarter Earnings

2013 Outlook
The Company updated the midpoint of its full year FFO as adjusted guidance to $1.27 per common share (diluted) from its previous guidance midpoint of $1.28 per common share (diluted). The FFO revision is partially the result of legal accruals associated with the bankruptcy of the master lease holder in our office building in Los Angeles. These legal costs are accounted for in General and Administrative expenses. Detailed assumptions relating to the Company's guidance can be found on page 30.
Transactional Activity
On September 3, the Company sold Bradford at Easton, a 324-unit property located in Columbus, OH, for $29.5 million.
On September 27, the Company acquired Rienzi at Turtle Creek, a 152-unit apartment community in the affluent Uptown neighborhood of Dallas, TX. Rienzi is a luxury high-rise building with upscale amenities that was built in 2002. Rienzi is a block from the Company’s Cantabria development, a 249-unit community currently under construction in Turtle Creek. In addition, the Company owns one apartment community in the Medical District and two communities in North Dallas.
As previously announced on September 23, the Company entered into a definitive purchase agreement with respect to a seven-asset portfolio of Class-A apartment communities in high growth submarkets of Raleigh, Charlotte, Atlanta and Tampa for $324 million. The Company closed on the purchase of one of the properties, The Apartments at Blakeney in Charlotte, NC on October 10. The seven assets in the portfolio are listed in the table below:

Property	Location	Year Built	Closing
The Apartments at Blakeney	Charlotte, NC	2008	Closed on October 10
Lofts at Weston Lakeside	Cary, NC	2013	Q4 2013
St. Mary’s Square	Raleigh, NC	2013	Q4 2013
Alpha Mill Apartments Phase I	Charlotte, NC	2007	Q1 2014
Alpha Mill Apartments Phase II	Charlotte, NC	2014	Q1 2014
Perimeter Town Center	Atlanta, GA	2014	Q4 2014
Varela	Tampa, FL	2014	Q4 2014

The Company intends to fund the purchase of the recently announced acquisitions principally from the proceeds of property dispositions over the next twelve months. The asset sales currently planned are listed in the table below:

Property	Location	Year Built
Annen Woods	Pikesville, MD	1987
Hampton Point	Silver Spring, MD	1986
Reflections	Columbia, MD	1985
Cypress Shores	Coconut Creek, FL	1991
Windsor Pines	Pembroke Pines, FL	1998
Courtney Chase	Orlando, FL	2003
Vista Germantown	Nashville, TN	2012

Associated Estates Realty Corporation
Third Quarter Earnings

Capital Markets Activity
On October 1, the Company closed on the May forward equity issuance of 7,047,958 common shares, resulting in net proceeds of approximately $115 million. The Company used the net proceeds from the forward equity sale toward the repayment of five secured mortgages totaling approximately $129 million that matured on October 1. The Company has no remaining debt maturities in 2013, $45 million maturing in 2014 and $20 million maturing in 2015.
On October 21, the Company completed the issuance of $100 million of unsecured notes. The notes were offered in a private placement with two maturity tranches: $45 million 7-year maturity at 4.29% and $55 million 10.2-year maturity at 4.94%. The $100 million total issuance has a weighted average interest rate of 4.65% and a weighted average maturity of 8.8 years.
The Sole Bookrunner and Lead Placement Agent was Bank of America Merrill Lynch and the Co-Placement Agent was US Bancorp Investments, Inc.
“Completing this notes offering extends our maturities, reduces our floating rate debt and further supports our commitment to operate as an unsecured borrower,” said Lou Fatica, Vice President, Treasurer and Chief Financial Officer. “The spreads on both tranches are 35 basis points tighter than the private placement we closed in January of this year,” Fatica continued.
Proceeds from the issuance were used to repay borrowings under the Company’s unsecured credit facility. At of the time of this release, the Company had approximately $108 million outstanding on its $350 million revolving line of credit.
Conference Call
A conference call to discuss the Company’s third quarter results will be held on October 23, 2013 at 2:00 p.m. Eastern. To participate in the call:
Via Telephone: The dial-in number is (855) 233-8223, and the conference ID is 57575786. An operator will ask you for the conference ID. The call will be archived through November 6, 2013. The dial-in number for the replay is (855) 859-2056.
Via the Internet (listen only): Access the Investors section of the Company's website at AssociatedEstates.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Third Quarter 2013 Earnings Conference Call" link. The webcast will be archived for 90 days.
Upcoming Events
The Company will participate in REITWorld 2013, NAREIT's Annual Convention, being held from Wednesday, November 13 through Friday, November 15 at the San Francisco Marriott Marquis. Members of the Company’s management team will be hosting scheduled meetings with investors throughout the conference. A copy of all presentation materials will be accessible, beginning November 13, in the Investors section of the Company's website at AssociatedEstates.com.

Associated Estates Realty Corporation
Financial and Operating Highlights
For the Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited; in thousands, except per share and ratio data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
OPERATING INFORMATION
Total revenue	$47,324	$42,878	$136,136	$119,336
Property revenue	$46,874	$42,528	$135,136	$118,673
Net income applicable to common shares	$19,908	$2,093	$31,841	$23,681
Per share - basic	$0.40	$0.04	$0.64	$0.53
Per share - diluted	$0.40	$0.04	$0.63	$0.53
Funds from Operations (FFO) (1)	$16,028	$15,787	$47,046	$40,197
FFO as adjusted (1)	$16,028	$15,787	$47,046	$41,661
FFO per share - diluted	$0.32	$0.32	$0.93	$0.89
FFO as adjusted per share - diluted	$0.32	$0.32	$0.93	$0.93
Funds Available for Distribution (FAD) (1)	$13,114	$13,800	$41,073	$37,107
Dividends per share	$0.19	$0.18	$0.57	$0.53
Payout ratio - FFO	59.4%	56.3%	61.3%	59.6%
Payout ratio - FFO as adjusted	59.4%	56.3%	61.3%	57.0%
Payout ratio - FAD	73.1%	64.3%	69.5%	63.9%
General and administrative expense	$4,946	$3,936	$14,302	$12,569
Development costs	$220	$193	$662	$800
Personnel - allocated	$1,101	$1,002	$3,189	$2,787
Costs associated with acquisitions	$392	$282	$457	$766
Interest expense (2)	$7,156	$6,488	$20,908	$19,808
Capitalized interest	$1,123	$413	$2,384	$1,030
Interest coverage ratio (3)	2.77:1	3.16:1	2.87:1	2.85:1
Fixed charge coverage ratio (4)	2.77:1	3.16:1	2.87:1	2.85:1
General and administrative expense to property revenue	10.6%	9.3%	10.6%	10.6%
Personnel - allocated to property revenue	2.3%	2.4%	2.4%	2.3%
Interest expense to property revenue (2)	15.3%	15.3%	15.5%	16.7%
Property NOI (5)	$29,002	$25,744	$83,338	$71,980
ROA (6)	8.0%	7.8%	8.0%	7.8%
Same Community revenue increase	3.0%	5.9%	3.7%	6.1%
Same Community expense (decrease) increase	(1.7)%	6.3%	0.8%	4.8%
Same Community NOI increase	6.1%	5.7%	5.6%	6.9%
Same Community operating margins	62.3%	60.5%	61.8%	60.7%

(1)	See page 11 for a reconciliation of net income attributable to AERC to these non-GAAP measurements and page 31 for the Company's definition of these non-GAAP measurements.

(2)
Excludes amortization of financing fees of $477 and $1,541 for 2013 and $490 and $1,618 for 2012.  The nine months ended 2012 also excludes $1,743 of prepayment costs and $(279) for refunds on previously defeased loan.

(3)
Is calculated as EBITDA divided by interest expense, including capitalized interest and amortization of deferred financing costs and excluding prepayment costs/refunds.  Individual line items in this calculation include results from discontinued operations where applicable.  See page 32 for a reconciliation of net income applicable to common shares to EBITDA and the Company's definition of EBITDA.

(4)
Represents interest expense, including capitalized interest, and preferred stock dividend payment coverage, excluding prepayment costs/refunds. Individual line items in this calculation include discontinued operations where applicable.

(5)	See page 33 for a reconciliation of net income attributable to AERC to this non-GAAP measurement and the Company's definition of this non-GAAP measurement.

(6)
ROA is calculated as trailing twelve month Property NOI divided by average gross real estate assets, excluding properties currently under development or held for sale.  Gross real estate assets for acquired properties are prorated based upon the percentage of time owned.

Associated Estates Realty Corporation
Financial and Operating Highlights
Third Quarter 2013
(Unaudited; in thousands, except per share and ratio data)

	September 30,	December 31,
	2013	2012
CAPITALIZATION DATA
Net real estate assets	$1,262,830	$1,139,917
Total assets	$1,324,837	$1,172,477

Debt	$850,299	$716,778
Noncontrolling interests	$2,084	$3,078
Total shareholders' equity attributable to AERC	$411,669	$403,398

Common shares outstanding (1)	50,454	49,527
Share price, end of period	$14.91	$16.12

Total capitalization	$1,602,568	$1,515,153

Undepreciated book value of real estate assets	$1,648,113	$1,511,647

Debt to undepreciated book value of real estate assets	51.6%	47.4%

Secured debt to undepreciated book value	22.7%	24.9%

Annual dividend	$0.76	$0.72

Annual dividend yield based on share price, end of period	5.1%	4.5%

(1)	On October 1, 2013, 7,047,958 shares were issued in conjunction with May forward equity sale.

Associated Estates Realty Corporation
Financial and Operating Highlights
Third Quarter 2013
(Unaudited)

		Number of
	Properties	Units	Average Age
PORTFOLIO INFORMATION
Company Portfolio:
Same Community:
Midwest	26	6,038	20
Mid-Atlantic	10	3,053	12
Southeast	7	1,848	16
Southwest	2	446	15
Total Same Community	45	11,385	17

Acquisitions	6	1,696	8
Development (1)	1	242	1
Total Company Portfolio	52	13,323	15

(1)	Represents a 242-unit community located in Nashville, Tennessee.

Associated Estates Realty Corporation
Condensed Consolidated Balance Sheets
Third Quarter 2013
(Unaudited; dollar amount in thousands)

	September 30,	December 31,
	2013	2012
ASSETS
Real estate assets
Investment in real estate	$1,608,062	$1,501,198
Construction in progress	40,051	10,449
Less: Accumulated depreciation	(385,283)	(371,730)
Net real estate owned	1,262,830	1,139,917
Investment in unconsolidated entities	8,909	—
Total net real estate	1,271,739	1,139,917
Cash and cash equivalents	5,325	4,740
Restricted cash	6,358	4,429
Other assets	41,415	23,391
Total assets	$1,324,837	$1,172,477

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgage notes payable	$373,299	$376,278
Unsecured notes	150,000	—
Unsecured revolving credit facility	177,000	190,500
Unsecured term loan	150,000	150,000
Total debt	850,299	716,778
Accounts payable and other liabilities	60,785	49,223
Total liabilities	911,084	766,001

Noncontrolling redeemable interest	1,734	1,734

Equity
Common shares, without par value; $.10 stated value; 91,000,000 authorized;
50,454,527 issued and 50,454,098 outstanding at September 30, 2013 and
49,526,639 issued and outstanding at December 31, 2012, respectively	5,045	4,953
Paid-in capital	638,054	634,587
Accumulated distributions in excess of accumulated net income	(230,177)	(233,208)
Accumulated other comprehensive loss	(1,247)	(2,934)
Less: Treasury shares, at cost, 429 and 0 shares
at September 30, 2013 and December 31, 2012, respectively	(6)	—
Total shareholders' equity attributable to AERC	411,669	403,398
Noncontrolling interest	350	1,344
Total equity	412,019	404,742
Total liabilities and equity	$1,324,837	$1,172,477

Associated Estates Realty Corporation
Consolidated Statements of Operations and Comprehensive Income
Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited; dollar and share amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUE
Property revenue	$46,874	$42,528	$135,136	$118,673
Office revenue	450	350	1,000	663
Total revenue	47,324	42,878	136,136	119,336

EXPENSES
Property operating and maintenance	17,872	16,784	51,798	46,693
Depreciation and amortization	14,508	13,417	42,841	37,195
Construction and other services	—	28	—	181
General and administrative	4,946	3,936	14,302	12,569
Development costs	220	193	662	800
Costs associated with acquisitions	392	282	457	766
Total expenses	37,938	34,640	110,060	98,204
Operating income	9,386	8,238	26,076	21,132
Interest expense	(7,633)	(6,978)	(22,449)	(22,890)
Income (loss) from continuing operations	1,753	1,260	3,627	(1,758)
Income from discontinued operations:
Operating income, net of interest expense	182	841	1,527	2,619
Gain on disposition of properties	18,072	—	26,868	22,819
Income from discontinued operations	18,254	841	28,395	25,438
Net income	20,007	2,101	32,022	23,680
Net (income) loss attributable to noncontrolling redeemable interest	(14)	(8)	(45)	1
Net income attributable to AERC	$19,993	$2,093	$31,977	$23,681
Allocation to participating securities	(85)	—	(136)	—
Net income applicable to common shares	$19,908	$2,093	$31,841	$23,681

Earnings per common share - basic:
Income (loss) from continuing operations applicable to common shares	$0.03	$0.02	$0.07	$(0.04)
Income from discontinued operations	0.37	0.02	0.57	0.57
Net income applicable to common shares - basic	$0.40	$0.04	$0.64	$0.53

Earnings per common share - diluted:
Income (loss) from continuing operations applicable to common shares	$0.03	$0.02	$0.07	$(0.04)
Income from discontinued operations	0.37	0.02	0.56	0.57
Net income applicable to common shares - diluted	$0.40	$0.04	$0.63	$0.53

Comprehensive income:
Net income	$20,007	$2,101	$32,022	$23,680
Other comprehensive income:
Change in fair value and reclassification of hedge instruments	(622)	(896)	1,687	(2,529)
Total comprehensive income	19,385	1,205	33,709	21,151
Comprehensive (income) loss attributable to noncontrolling interests	(14)	(8)	(45)	1
Total comprehensive income attributable to AERC	$19,371	$1,197	$33,664	$21,152

Weighted average shares outstanding - basic	49,949	49,461	49,816	44,924

Weighted average shares outstanding - diluted	50,267	49,927	50,376	44,924

Associated Estates Realty Corporation
Reconciliation of Funds from Operations (FFO) and Funds Available for Distribution (FAD)
For the Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited; in thousands, except per share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2013	2012	2013	2012
CALCULATION OF FFO AND FAD
Net income attributable to AERC		$19,993	$2,093	$31,977	$23,681

Add:	Depreciation - real estate assets	13,456	12,294	38,941	35,679
	Amortization of intangible assets	651	1,400	2,996	3,656
Less:	Gain on disposition of properties	(18,072)	—	(26,868)	(22,819)

	Funds from Operations (FFO) (1)	16,028	15,787	47,046	40,197

Add:	Prepayment costs	—	—	—	1,743
Less:	Refund of defeasance costs on previously defeased loan	—	—	—	(279)

	Funds from Operations as adjusted (1)	16,028	15,787	47,046	41,661

Add:	Depreciation - other assets	539	522	1,627	1,577
	Amortization of deferred financing fees	477	490	1,541	1,634
Less:	Recurring fixed asset additions (2)	(3,930)	(2,999)	(9,141)	(7,765)
	Funds Available for Distribution (FAD) (1)	$13,114	$13,800	$41,073	$37,107

Weighted average shares outstanding - diluted (3)		50,267	49,927	50,376	44,924

PER SHARE INFORMATION:
FFO - diluted		$0.32	$0.32	$0.93	$0.89
FFO as adjusted - diluted		$0.32	$0.32	$0.93	$0.93
Dividends		$0.19	$0.18	$0.57	$0.53

Payout ratio - FFO		59.4%	56.3%	61.3%	59.6%
Payout ratio - FFO as adjusted		59.4%	56.3%	61.3%	57.0%
Payout ratio - FAD		73.1%	64.3%	69.5%	63.9%

(1)	See page 31 for the Company's definition of these non-GAAP measurements. Individual line items included in FFO and FAD calculations include results from discontinued operations where applicable.

(2)	Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions.

(3)
The Company has excluded 93 stock options for the three and nine months ended September 30, 2013 as their inclusion would be anti-dilutive. The Company has also excluded 479 common share equivalents from the nine months ended September 30, 2012 calculation, used in the computation of earnings per share and FFO per share, as they would be anti-dilutive to the loss from continuing operations.

Associated Estates Realty Corporation
Discontinued Operations (1)
Three Months Ended September 30, 2013 and 2012
(Unaudited; dollar amounts in thousands)

	Three Months Ended
	September 30,
	2013	2012
REVENUE
Property revenue	$649	$3,275

EXPENSES
Property operating and maintenance	329	1,635
Depreciation and amortization	138	799
Total expenses	467	2,434
Operating income	182	841
Interest expense	—	—
Gain on disposition of properties	18,072	—
Income from discontinued operations	$18,254	$841

(1)
The Company reports the results of operations and gain/loss related to the sale of real estate assets as discontinued operations. Real estate assets that are classified as held for sale are also reported as discontinued operations. The Company generally classifies properties held for sale when all significant contingencies surrounding the closing have been resolved. In many transactions, these contingencies are not satisfied until the actual closing of the transaction. Interest expense included in discontinued operations is limited to interest on mortgage debt specifically associated with properties sold or classified as held for sale.

Included in the table above are two properties sold in 2013 and six properties sold in 2012.

Associated Estates Realty Corporation
Discontinued Operations (1)
Nine Months Ended September 30, 2013 and 2012
(Unaudited; dollar amounts in thousands)

	Nine Months Ended
	September 30,
	2013	2012
REVENUE
Property revenue	$4,417	$13,699

EXPENSES
Property operating and maintenance	2,167	6,925
Depreciation and amortization	723	3,717
Total expenses	2,890	10,642
Operating income	1,527	3,057
Interest expense	—	(438)
Gain on disposition of properties	26,868	22,819
Income from discontinued operations	$28,395	$25,438

(1)
The Company reports the results of operations and gain/loss related to the sale of real estate assets as discontinued operations. Real estate assets that are classified as held for sale are also reported as discontinued operations. The Company generally classifies properties held for sale when all significant contingencies surrounding the closing have been resolved. In many transactions, these contingencies are not satisfied until the actual closing of the transaction. Interest expense included in discontinued operations is limited to interest on mortgage debt specifically associated with properties sold or classified as held for sale.

Included in the table above are two properties sold in 2013 and six properties sold in 2012.

Associated Estates Realty Corporation
Development Pipeline
As of September 30, 2013
(Unaudited; dollar amounts in thousands)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected.  Please see the paragraph on forward-looking statements on page 2 of this document for a list of risk factors.
Consolidated Current Developments

			Total
			Estimated			Estimated/Actual Dates for
Under	Ownership	Total	Capital	Cost to	Total	Construction	Initial	Construction	Stabilized	%	%
Construction	%	Units	Cost (1)	Date	Debt	Start	Occupancy	Completion	Operations (2)	Leased	Occupied

San Raphael Phase II	100.0%	99	$13,750	$13,300	$—	Q2 2012	Q4 2013	Q4 2013	Q1 2014	33.0%	N/A
Dallas, TX

7001 Bethesda	97.0% (3)	140	$53,400	$21,184	$—	Q4 2012	Q4 2014	Q2 2015	Q3 2015	N/A	N/A
Bethesda, MD

Cantabria	100.0%	249	$56,800	$16,856	$—	Q2 2013	Q3 2014	Q1 2015	Q2 2015	N/A	N/A
Dallas, TX

The Desmond on Wilshire	100.0%	175	$76,300	$24,987	$—	Q2 2013	Q3 2015	Q4 2015	Q1 2016	N/A	N/A
Los Angeles, CA
Total		663	$200,250	$76,327	$—
Consolidated Future Development Pipeline - Unimproved Land

			Estimated Number
Name	Location	Ownership %	of Units (4)	Cost to Date

8th and Harrison	San Francisco, CA	100.0%	408	$48,422
Unconsolidated Future Development Pipeline - Unimproved Land

			Estimated Number
Name	Location	Ownership %	of Units (4)	Cost to Date

950 Third	Los Angeles, CA	50.0%	472	$32,050	(5)

Monrovia	Monrovia, CA	50.0%	154	$13,695	(6)
			626	$45,745

(1)	Total capital cost represents estimated costs for projects under development inclusive of all capitalized costs in accordance with GAAP.

(2)	We define stabilized occupancy as the earlier of the attainment of 93.0% physical occupancy or one year after the completion of construction.

(3)	Ownership percentage based on current equity of the joint venture and is subject to change based on changes in total equity. Joint venture partner contribution is $350.

(4)	Based on current projections as of October 22, 2013.

(5)	The Company's investment in this entity at September 30, 2013 is $2,050.

(6)	The Company's investment in this entity at September 30, 2013 is $6,859.

Associated Estates Realty Corporation
Overview of Operating Expenses Related to Repairs and Maintenance and Capitalized Expenditures
(In thousands; except estimated GAAP useful life and cost per unit)

		Nine Months Ended
	Estimated	September 30, 2013
	GAAP Useful		Cost Per
	Life (Years)	Amount	Unit (1)
OPERATING EXPENSES RELATED TO REPAIRS AND MAINTENANCE
Repairs and maintenance (2)		$8,524	$636
Maintenance personnel labor cost (2)		5,279	394
Total Operating Expenses Related to Repairs and Maintenance		13,803	1,030

CAPITAL EXPENDITURES
Recurring Capital Expenditures (3)
Amenities	5	583	44
Appliances	5	850	63
Building improvements	14	1,288	96
Carpet and flooring	5	2,512	187
Furnishings	5	154	12
Office/Model	5	231	17
HVAC and mechanicals	15	677	51
Landscaping and grounds	14	2,278	170
Unit improvements	5	374	28
Total Recurring Capital Expenditures - Properties		8,947	668
Corporate capital expenditures		194	14
Total Recurring Capital Expenditures		9,141	682
Total Recurring Capital Expenditures and Repairs and Maintenance		$22,944	$1,712

Total Recurring Capital Expenditures		$9,141
Investment/Revenue Enhancing/Non-Recurring Expenditures (4)
Building improvements - unit upgrades	Various	162
Building improvements - other	20	1,181
Ground improvements	Various	89
Total Investment/Revenue Enhancing/Non-Recurring Expenditures		1,432
Grand Total Capital Expenditures		$10,573

(1)	Calculated using weighted average units owned during the nine months ended September 30, 2013 of 13,400.

(2)	Included in property operating and maintenance expense in the Consolidated Statements of Operations and Comprehensive Income.

(3)	See page 33 for the Company's definition of recurring fixed asset additions.

(4)	See page 33 for the Company's definition of investment/revenue enhancing and/or non-recurring fixed asset additions.

Associated Estates Realty Corporation
Construction and Other Services, General and Administrative Expense, Development Costs
and Personnel - Allocated
For the Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited; in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Construction and Other Services
Revenue	$—	$—	$—	$—
Expense	—	28	—	181
Construction and other services net loss	$—	$(28)	$—	$(181)

General and Administrative, Development Costs
and Personnel - Allocated
General and administrative expense (1)	$4,946	$3,936	$14,302	$12,569
Development costs	220	193	662	800
Personnel - allocated (2)	1,101	1,002	3,189	2,787
Total expense	$6,267	$5,131	$18,153	$16,156

(1)	As reported per the Consolidated Statement of Operations and Comprehensive Income.

(2)	Represents general and administrative expense allocations to property operating and maintenance expenses.

Associated Estates Realty Corporation
Same Community Data (1)
Operating Results for the Last Five Quarters
(Unaudited; in thousands, except unit totals and per unit amounts)

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012

Property Revenue	$40,750	$40,220	$39,573	$39,583	$39,569
Property Operating and
Maintenance Expenses
Personnel - on site	3,273	3,231	3,360	3,333	3,332
Personnel - allocated	966	947	941	942	940
Advertising	413	430	420	409	424
Utilities	1,950	1,740	1,791	1,740	1,905
Repairs and maintenance	2,506	2,624	2,226	2,071	2,661
Real estate taxes and insurance	5,248	5,408	5,335	5,091	5,425
Other operating	1,006	1,097	1,018	1,015	944
Total Expenses	15,362	15,477	15,091	14,601	15,631

Property Net Operating Income	$25,388	$24,743	$24,482	$24,982	$23,938

Operating Margin	62.3%	61.5%	61.9%	63.1%	60.5%

Personnel - Allocated to
Property Revenue	2.4%	2.4%	2.4%	2.4%	2.4%

Total Number of Units	11,590	11,590	11,590	11,590	11,590

NOI Per Unit	$2,191	$2,135	$2,112	$2,155	$2,065

Average Net Rents Per Unit (2)	$1,179	$1,163	$1,150	$1,150	$1,140

Average Net Rent Collected Per Unit (3)	$1,127	$1,111	$1,101	$1,102	$1,098

Physical Occupancy - End of Period (4)	95.8%	96.6%	96.5%	96.1%	97.2%

(1)	The results for all quarters include The Apartments at Arboretum, which was acquired in May 2012.

(2)	Represents gross potential rents less concessions.

(3)	Represents gross potential rents less vacancies and concessions.

(4)	Is defined as number of units occupied divided by total number of units.

Associated Estates Realty Corporation
Same Community Data (1)
Operating Results for the Nine Months Ended September 30, 2013 and 2012
(Unaudited; in thousands, except unit totals and per unit amounts)

	Nine Months Ended
	September 30,
	2013	2012

Property Revenue	$118,220	$113,997
Property Operating and Maintenance Expenses
Personnel - on site	9,727	9,944
Personnel - allocated	2,799	2,690
Advertising	1,229	1,220
Utilities	5,381	5,292
Repairs and maintenance	7,199	7,422
Real estate taxes and insurance	15,798	15,453
Other operating	3,076	2,808
Total Expenses	45,209	44,829

Property Net Operating Income	$73,011	$69,168

Operating Margin	61.8%	60.7%

Personnel - Allocated to Property Revenue	2.4%	2.4%

Total Number of Units	11,385	11,385

NOI Per Unit	$6,413	$6,075

Average Net Rents Per Unit (2)	$1,162	$1,121

Average Net Rent Collected Per Unit (3)	$1,111	$1,076

Physical Occupancy - End of Period (4)	95.8%	97.3%

(1)	The results shown for both years exclude The Apartments at Arboretum, which was acquired in May 2012.

(2)	Represents gross potential rents less concessions.

(3)	Represents gross potential rents less vacancies and concessions.

(4)	Is defined as number of units occupied divided by total number of units.

Associated Estates Realty Corporation
Same Community Data
As of September 30, 2013 and 2012
(Unaudited)

			Net Rent Collected			Net Rents			Average Rent			Physical		Turnover
			per Unit (1)			per Unit (2)			per Unit (3)			Occupancy (4)		Ratio (5)
	No. of	Average	Q3	Q3%		Q3	Q3%		Q3	Q3%		Q3	Q3	Q3	Q3
	Units	Age (6)	2013	2012	Change	2013	2012	Change	2013	2012	Change	2013	2012	2013	2012
Midwest Properties
Indianapolis	836	17	$873	$865	0.9%	$922	$902	2.2%	$926	$917	1.0%	94.4%	98.3%	92.8%	90.0%
Southeast Michigan	1,778	20	931	880	5.8%	968	920	5.2%	969	939	3.2%	96.1%	97.5%	65.0%	64.1%
Western Michigan	438	22	844	809	4.3%	867	832	4.2%	869	839	3.6%	97.9%	97.0%	85.8%	68.5%
Central Ohio	1,683	22	942	908	3.7%	979	938	4.4%	981	944	3.9%	96.6%	97.7%	74.2%	73.0%
Northeast Ohio	1,303	18	1,098	1,055	4.1%	1,143	1,079	5.9%	1,145	1,088	5.2%	96.2%	97.4%	60.8%	66.9%
Total Midwest	6,038	20	956	918	4.1%	995	951	4.6%	997	962	3.6%	96.1%	97.6%	72.0%	71.1%

Mid-Atlantic Properties
Maryland	315	27	1,474	1,483	(0.6)%	1,558	1,538	1.3%	1,562	1,563	(0.1)%	96.8%	98.4%	53.3%	53.3%
Metro DC	602	18	1,612	1,585	1.7%	1,692	1,645	2.9%	1,693	1,668	1.5%	95.7%	97.2%	75.7%	71.8%
Raleigh-Durham	205	4	1,250	1,193	4.8%	1,320	1,285	2.7%	1,324	1,411	(6.2)%	97.1%	92.7%	70.2%	58.5%
Northern Virginia	1,272	8	1,522	1,512	0.7%	1,597	1,567	1.9%	1,599	1,591	0.5%	94.9%	97.2%	61.0%	64.2%
Southeast Virginia	864	7	1,129	1,141	(1.1)%	1,200	1,190	0.8%	1,203	1,211	(0.7)%	93.1%	96.4%	78.2%	74.5%
Total Mid-Atlantic	3,258	11	1,413	1,404	0.6%	1,488	1,461	1.8%	1,490	1,490	0.0%	94.9%	96.8%	68.1%	66.9%

Southeast Properties
Central Florida	288	10	1,056	1,025	3.0%	1,105	1,068	3.5%	1,112	1,101	1.0%	96.9%	96.9%	69.4%	75.0%
Southeast Florida	1,206	15	1,299	1,264	2.8%	1,358	1,318	3.0%	1,360	1,349	0.8%	96.0%	97.2%	55.4%	51.1%
Atlanta	354	21	1,065	1,023	4.1%	1,095	1,050	4.3%	1,097	1,059	3.6%	98.3%	97.2%	58.8%	65.5%
Total Southeast	1,848	16	1,217	1,180	3.1%	1,268	1,228	3.3%	1,271	1,255	1.3%	96.6%	97.1%	58.2%	57.6%

Southwest Properties
Dallas	446	15	983	946	3.9%	1,031	992	3.9%	1,032	1,027	0.5%	96.0%	95.7%	52.9%	63.7%
Total Southwest	446	15	983	946	3.9%	1,031	992	3.9%	1,032	1,027	0.5%	96.0%	95.7%	52.9%	63.7%

Total/Average Same
Community	11,590	17	$1,127	$1,098	2.6%	$1,179	$1,140	3.4%	$1,181	$1,160	1.8%	95.8%	97.2%	68.0%	67.5%

(1)	Represents gross potential rents less vacancies and concessions for all units divided by the number of units in a market.

(2)	Represents gross potential rents less concessions for all units divided by the number of units in a market.

(3)	Represents gross potential rents for all units divided by the number of units in a market.

(4)	Represents physical occupancy at the end of the quarter.

(5)	Represents the number of units turned over for the quarter, divided by the number of units in a market, annualized.

(6)	Age shown in years.

Associated Estates Realty Corporation
Sequential Property Revenue
For the Three Months Ended September 30, 2013 and June 30, 2013
(Unaudited; in thousands, except unit totals)

		Q3	Q2	Q3	Q2
	No. of	Physical	Physical	2013	2013	Increase/	%
	Units	Occupancy (1)	Occupancy (1)	Revenue	Revenue	(Decrease)	Change
Property Revenue
Same Community
Midwest Properties
Indianapolis	836	94.4%	96.3%	$2,293	$2,280	$13	0.6%
Southeast Michigan	1,778	96.1%	97.6%	5,175	5,076	99	2.0%
Western Michigan	438	97.9%	97.5%	1,203	1,180	23	1.9%
Central Ohio	1,683	96.6%	97.8%	4,996	4,869	127	2.6%
Northeast Ohio	1,303	96.2%	96.8%	4,543	4,426	117	2.6%
Total Midwest Properties	6,038	96.1%	97.3%	18,210	17,831	379	2.1%

Mid-Atlantic Properties
Maryland	315	96.8%	94.6%	1,415	1,438	(23)	(1.6)%
Metro DC	602	95.7%	95.7%	2,986	2,984	2	0.1%
Raleigh-Durham	205	97.1%	95.6%	796	763	33	4.3%
Northern Virginia	1,272	94.9%	96.1%	5,996	5,936	60	1.0%
Southeast Virginia	864	93.1%	95.9%	3,030	3,033	(3)	(0.1)%
Total Mid-Atlantic Properties	3,258	94.9%	95.8%	14,223	14,154	69	0.5%

Southeast Properties
Central Florida	288	96.9%	96.2%	952	945	7	0.7%
Southeast Florida	1,206	96.0%	95.6%	4,850	4,805	45	0.9%
Atlanta	354	98.3%	96.3%	1,160	1,125	35	3.1%
Total Southeast Properties	1,848	96.6%	95.8%	6,962	6,875	87	1.3%

Southwest Properties
Dallas	446	96.0%	97.1%	1,355	1,360	(5)	(0.4)%
Total Southwest Properties	446	96.0%	97.1%	1,355	1,360	(5)	(0.4)%
Total Same Community	11,590	95.8%	96.6%	40,750	40,220	530	1.3%

Acquisitions (2)
Southeast Florida	388	97.4%	N/A	1,671	N/A	1,671	N/A
Raleigh-Durham	555	98.4%	97.5%	1,863	1,784	79	4.4%
Dallas	548	96.0%	97.0%	1,466	1,398	68	4.9%

Development
Nashville	242	95.9%	95.5%	1,119	1,093	26	2.4%
Dallas (3)	N/A	N/A	N/A	5	—	5	N/A

Total Property Revenue	13,323	96.0%	96.7%	$46,874	$44,495	$2,379	5.3%

(1)	Represents physical occupancy at the end of the quarter.

(2)	The Company defines acquisition properties as acquired properties which have been owned for less than one year.

(3)	Reflects construction of 99 units on land adjacent to San Raphael in Dallas, Texas.

Associated Estates Realty Corporation
Sequential Property Operating Expenses
For the Three Months Ended September 30, 2013 and June 30, 2013
(Unaudited; in thousands, except unit totals)

		Q3	Q2	Q3	Q2
	No. of	Physical	Physical	2013	2013	Increase/	%
	Units	Occupancy (1)	Occupancy (1)	Expenses	Expenses	(Decrease)	Change
Property Operating Expenses
Same Community
Midwest Properties
Indianapolis	836	94.4%	96.3%	$978	$1,069	$(91)	(8.5)%
Southeast Michigan	1,778	96.1%	97.6%	2,062	1,997	65	3.3%
Western Michigan	438	97.9%	97.5%	515	498	17	3.4%
Central Ohio	1,683	96.6%	97.8%	2,182	2,200	(18)	(0.8)%
Northeast Ohio	1,303	96.2%	96.8%	1,588	1,709	(121)	(7.1)%
Total Midwest Properties	6,038	96.1%	97.3%	7,325	7,473	(148)	(2.0)%

Mid-Atlantic Properties
Maryland	315	96.8%	94.6%	392	491	(99)	(20.2)%
Metro DC	602	95.7%	95.7%	994	986	8	0.8%
Raleigh-Durham	205	97.1%	95.6%	255	248	7	2.8%
Northern Virginia	1,272	94.9%	96.1%	1,863	1,860	3	0.2%
Southeast Virginia	864	93.1%	95.9%	967	939	28	3.0%
Total Mid-Atlantic Properties	3,258	94.9%	95.8%	4,471	4,524	(53)	(1.2)%

Southeast Properties
Central Florida	288	96.9%	96.2%	387	387	—	—%
Southeast Florida	1,206	96.0%	95.6%	2,074	2,027	47	2.3%
Atlanta	354	98.3%	96.3%	480	507	(27)	(5.3)%
Total Southeast Properties	1,848	96.6%	95.8%	2,941	2,921	20	0.7%

Southwest Properties
Dallas	446	96.0%	97.1%	625	559	66	11.8%
Total Southwest Properties	446	96.0%	97.1%	625	559	66	11.8%
Total Same Community	11,590	95.8%	96.6%	15,362	15,477	(115)	(0.7)%

Acquisitions (2)
Southeast Florida	388	97.4%	N/A	702	N/A	702	N/A
Raleigh-Durham	555	98.4%	97.5%	630	585	45	7.7%
Dallas	548	96.0%	97.0%	752	711	41	5.8%

Development
Nashville	242	95.9%	95.5%	407	441	(34)	(7.7)%
Dallas (3)	N/A	N/A	N/A	19	—	19	N/A

Total Property Operating Expenses	13,323	96.0%	96.7%	$17,872	$17,214	$658	3.8%

(1)	Represents physical occupancy at the end of the quarter.

(2)	The Company defines acquisition properties as acquired properties which have been owned for less than one year.

(3)	Reflects construction of 99 units on land adjacent to San Raphael in Dallas, Texas.

Associated Estates Realty Corporation
Sequential Property Net Operating Income (Property NOI)
For the Three Months Ended September 30, 2013 and June 30, 2013
(Unaudited; in thousands, except unit totals)

		Q3	Q2	Q3	Q2
	No. of	Physical	Physical	2013	2013	Increase/	%
	Units	Occupancy (2)	Occupancy (2)	NOI	NOI	(Decrease)	Change
Property NOI (1)
Same Community
Midwest Properties
Indianapolis	836	94.4%	96.3%	$1,315	$1,211	$104	8.6%
Southeast Michigan	1,778	96.1%	97.6%	3,113	3,079	34	1.1%
Western Michigan	438	97.9%	97.5%	688	682	6	0.9%
Central Ohio	1,683	96.6%	97.8%	2,814	2,669	145	5.4%
Northeast Ohio	1,303	96.2%	96.8%	2,955	2,717	238	8.8%
Total Midwest Properties	6,038	96.1%	97.3%	10,885	10,358	527	5.1%

Mid-Atlantic Properties
Maryland	315	96.8%	94.6%	1,023	947	76	8.0%
Metro DC	602	95.7%	95.7%	1,992	1,998	(6)	(0.3)%
Raleigh-Durham	205	97.1%	95.6%	541	515	26	5.0%
Northern Virginia	1,272	94.9%	96.1%	4,133	4,076	57	1.4%
Southeast Virginia	864	93.1%	95.9%	2,063	2,094	(31)	(1.5)%
Total Mid-Atlantic Properties	3,258	94.9%	95.8%	9,752	9,630	122	1.3%

Southeast Properties
Central Florida	288	96.9%	96.2%	565	558	7	1.3%
Southeast Florida	1,206	96.0%	95.6%	2,776	2,778	(2)	(0.1)%
Atlanta	354	98.3%	96.3%	680	618	62	10.0%
Total Southeast Properties	1,848	96.6%	95.8%	4,021	3,954	67	1.7%

Southwest Properties
Dallas	446	96.0%	97.1%	730	801	(71)	(8.9)%
Total Southwest Properties	446	96.0%	97.1%	730	801	(71)	(8.9)%
Total Same Community	11,590	95.8%	96.6%	25,388	24,743	645	2.6%

Acquisitions (3)
Southeast Florida	388	97.4%	N/A	969	N/A	969	N/A
Raleigh-Durham	555	98.4%	97.5%	1,233	1,199	34	2.8%
Dallas	548	96.0%	97.0%	714	687	27	3.9%

Development
Nashville	242	95.9%	95.5%	712	652	60	9.2%
Dallas (4)	N/A	N/A	N/A	(14)	—	(14)	N/A

Total Property NOI	13,323	96.0%	96.7%	$29,002	$27,281	$1,721	6.3%

(1)	See page 33 for a reconciliation of net income attributable to AERC to this non-GAAP measurement and for the Company's definition of this non-GAAP measurement.

(2)	Represents physical occupancy at the end of the quarter.

(3)	The Company defines acquisition properties as acquired properties which have been owned for less than one year.

(4)	Reflects construction of 99 units on land adjacent to San Raphael in Dallas, Texas.

Associated Estates Realty Corporation
Third Quarter Property Revenue
For the Three Months Ended September 30, 2013 and 2012
(Unaudited; in thousands, except unit totals)

		2013	2012	Q3	Q3
	No. of	Physical	Physical	2013	2012	Increase/	%
	Units	Occupancy (1)	Occupancy (1)	Revenue	Revenue	(Decrease)	Change
Property Revenue
Same Community
Midwest Properties
Indianapolis	836	94.4%	98.3%	$2,293	$2,267	$26	1.1%
Southeast Michigan	1,778	96.1%	97.5%	5,175	4,882	293	6.0%
Western Michigan	438	97.9%	97.0%	1,203	1,132	71	6.3%
Central Ohio	1,683	96.6%	97.7%	4,996	4,775	221	4.6%
Northeast Ohio	1,303	96.2%	97.4%	4,543	4,293	250	5.8%
Total Midwest Properties	6,038	96.1%	97.6%	18,210	17,349	861	5.0%

Mid-Atlantic Properties
Maryland	315	96.8%	98.4%	1,415	1,421	(6)	(0.4)%
Metro DC	602	95.7%	97.2%	2,986	2,950	36	1.2%
Raleigh-Durham	205	97.1%	92.7%	796	770	26	3.4%
Northern Virginia	1,272	94.9%	97.2%	5,996	5,961	35	0.6%
Southeast Virginia	864	93.1%	96.4%	3,030	3,064	(34)	(1.1)%
Total Mid-Atlantic Properties	3,258	94.9%	96.8%	14,223	14,166	57	0.4%

Southeast Properties
Central Florida	288	96.9%	96.9%	952	914	38	4.2%
Southeast Florida	1,206	96.0%	97.2%	4,850	4,723	127	2.7%
Atlanta	354	98.3%	97.2%	1,160	1,115	45	4.0%
Total Southeast Properties	1,848	96.6%	97.1%	6,962	6,752	210	3.1%

Southwest Properties
Dallas	446	96.0%	95.7%	1,355	1,302	53	4.1%
Total Southwest Properties	446	96.0%	95.7%	1,355	1,302	53	4.1%
Total Same Community	11,590	95.8%	97.2%	40,750	39,569	1,181	3.0%

Acquisitions (2)
Southeast Florida	388	97.4%	N/A	1,671	N/A	1,671	N/A
Raleigh-Durham	555	98.4%	96.8%	1,863	1,018	845	83.0%
Dallas	548	96.0%	96.5%	1,466	1,053	413	39.2%

Development
Nashville	242	95.9%	N/A	1,119	888	231	26.0%
Dallas (3)	N/A	N/A	N/A	5	N/A	5	N/A

Total Property Revenue	13,323	96.0%	97.2%	$46,874	$42,528	$4,346	10.2%

(1)	Represents physical occupancy at the end of the quarter.

(2)	The Company defines acquisition properties as acquired properties which have been owned for less than one year.

(3)	Reflects construction of 99 units on land adjacent to San Raphael in Dallas, Texas.

Associated Estates Realty Corporation
Third Quarter Property Operating Expenses
For the Three Months Ended September 30, 2013 and 2012
(Unaudited; in thousands, except unit totals)

		2013	2012	Q3	Q3
	No. of	Physical	Physical	2013	2012	Increase/	%
	Units	Occupancy (1)	Occupancy (1)	Expenses	Expenses	(Decrease)	Change
Property Operating Expenses
Same Community
Midwest Properties
Indianapolis	836	94.4%	98.3%	$978	$969	$9	0.9%
Southeast Michigan	1,778	96.1%	97.5%	2,062	2,084	(22)	(1.1)%
Western Michigan	438	97.9%	97.0%	515	505	10	2.0%
Central Ohio	1,683	96.6%	97.7%	2,182	2,124	58	2.7%
Northeast Ohio	1,303	96.2%	97.4%	1,588	1,547	41	2.7%
Total Midwest Properties	6,038	96.1%	97.6%	7,325	7,229	96	1.3%

Mid-Atlantic Properties
Maryland	315	96.8%	98.4%	392	500	(108)	(21.6)%
Metro DC	602	95.7%	97.2%	994	999	(5)	(0.5)%
Raleigh-Durham	205	97.1%	92.7%	255	289	(34)	(11.8)%
Northern Virginia	1,272	94.9%	97.2%	1,863	1,926	(63)	(3.3)%
Southeast Virginia	864	93.1%	96.4%	967	1,039	(72)	(6.9)%
Total Mid-Atlantic Properties	3,258	94.9%	96.8%	4,471	4,753	(282)	(5.9)%

Southeast Properties
Central Florida	288	96.9%	96.9%	387	396	(9)	(2.3)%
Southeast Florida	1,206	96.0%	97.2%	2,074	2,119	(45)	(2.1)%
Atlanta	354	98.3%	97.2%	480	501	(21)	(4.2)%
Total Southeast Properties	1,848	96.6%	97.1%	2,941	3,016	(75)	(2.5)%

Southwest Properties
Dallas	446	96.0%	95.7%	625	633	(8)	(1.3)%
Total Southwest Properties	446	96.0%	95.7%	625	633	(8)	(1.3)%
Total Same Community	11,590	95.8%	97.2%	15,362	15,631	(269)	(1.7)%

Acquisitions (2)
Southeast Florida	388	97.4%	N/A	702	N/A	702	N/A
Raleigh-Durham	555	98.4%	96.8%	630	322	308	95.7%
Dallas	548	96.0%	96.5%	752	500	252	50.4%

Development
Nashville	242	95.9%	N/A	407	331	76	23.0%
Dallas (3)	N/A	N/A	N/A	19	N/A	19	N/A

Total Property Operating Expenses	13,323	96.0%	97.2%	$17,872	$16,784	$1,088	6.5%

(1)	Represents physical occupancy at the end of the quarter.

(2)	The Company defines acquisition properties as acquired properties which have been owned for less than one year.

(3)	Reflects construction of 99 units on land adjacent to San Raphael in Dallas, Texas.

Associated Estates Realty Corporation
Third Quarter Property Net Operating Income (Property NOI)
For the Three Months Ended September 30, 2013 and 2012
(Unaudited; in thousands, except unit totals)

		2013	2012	Q3	Q3
	No. of	Physical	Physical	2013	2012	Increase/	%
	Units	Occupancy (2)	Occupancy (2)	NOI	NOI	(Decrease)	Change
Property NOI (1)
Same Community
Midwest Properties
Indianapolis	836	94.4%	98.3%	$1,315	$1,298	$17	1.3%
Southeast Michigan	1,778	96.1%	97.5%	3,113	2,798	315	11.3%
Western Michigan	438	97.9%	97.0%	688	627	61	9.7%
Central Ohio	1,683	96.6%	97.7%	2,814	2,651	163	6.1%
Northeast Ohio	1,303	96.2%	97.4%	2,955	2,746	209	7.6%
Total Midwest Properties	6,038	96.1%	97.6%	10,885	10,120	765	7.6%

Mid-Atlantic Properties
Maryland	315	96.8%	98.4%	1,023	921	102	11.1%
Metro DC	602	95.7%	97.2%	1,992	1,951	41	2.1%
Raleigh-Durham	205	97.1%	92.7%	541	481	60	12.5%
Northern Virginia	1,272	94.9%	97.2%	4,133	4,035	98	2.4%
Southeast Virginia	864	93.1%	96.4%	2,063	2,025	38	1.9%
Total Mid-Atlantic Properties	3,258	94.9%	96.8%	9,752	9,413	339	3.6%

Southeast Properties
Central Florida	288	96.9%	96.9%	565	518	47	9.1%
Southeast Florida	1,206	96.0%	97.2%	2,776	2,604	172	6.6%
Atlanta	354	98.3%	97.2%	680	614	66	10.7%
Total Southeast Properties	1,848	96.6%	97.1%	4,021	3,736	285	7.6%

Southwest Properties
Dallas	446	96.0%	95.7%	730	669	61	9.1%
Total Southwest Properties	446	96.0%	95.7%	730	669	61	9.1%
Total Same Community	11,590	95.8%	97.2%	25,388	23,938	1,450	6.1%

Acquisitions (3)
Southeast Florida	388	97.4%	N/A	969	N/A	969	N/A
Raleigh-Durham	555	98.4%	96.8%	1,233	696	537	77.2%
Dallas	548	96.0%	96.5%	714	553	161	29.1%

Development
Nashville	242	95.9%	N/A	712	557	155	27.8%
Dallas (4)	N/A	N/A	N/A	(14)	N/A	(14)	N/A

Total Property NOI	13,323	96.0%	97.2%	$29,002	$25,744	$3,258	12.7%

(1)	See page 33 for a reconciliation of net income attributable to AERC to this non-GAAP measurement and for the Company's definition of this non-GAAP measurement.

(2)	Represents physical occupancy at the end of the quarter.

(3)	The Company defines acquisition properties as acquired properties which have been owned for less than one year.

(4)	Reflects construction of 99 units on land adjacent to San Raphael in Dallas, Texas.

Associated Estates Realty Corporation
Year-to-Date Property Revenue
For the Nine Months Ended September 30, 2013 and 2012
(Unaudited; in thousands, except unit totals)

		2013	2012	YTD	YTD
	No. of	Physical	Physical	2013	2012	Increase/	%
Property Revenue	Units	Occupancy (1)	Occupancy (1)	Revenues	Revenues	(Decrease)	Change
Same Community
Midwest Properties
Indianapolis	836	94.4%	98.3%	$6,792	$6,765	$27	0.4%
Southeast Michigan	1,778	96.1%	97.5%	15,186	14,323	863	6.0%
Western Michigan	438	97.9%	97.0%	3,537	3,304	233	7.1%
Central Ohio	1,683	96.6%	97.7%	14,616	13,985	631	4.5%
Northeast Ohio	1,303	96.2%	97.4%	13,277	12,478	799	6.4%
Total Midwest Properties	6,038	96.1%	97.6%	53,408	50,855	2,553	5.0%

Mid-Atlantic Properties
Maryland	315	96.8%	98.4%	4,273	4,225	48	1.1%
Metro DC	602	95.7%	97.2%	8,935	8,670	265	3.1%
Northern Virginia	1,272	94.9%	97.2%	17,854	17,345	509	2.9%
Southeast Virginia	864	93.1%	96.4%	9,054	9,039	15	0.2%
Total Mid-Atlantic Properties	3,053	94.7%	97.1%	40,116	39,279	837	2.1%

Southeast Properties
Central Florida	288	96.9%	96.9%	2,821	2,698	123	4.6%
Southeast Florida	1,206	96.0%	97.2%	14,426	14,044	382	2.7%
Atlanta	354	98.3%	97.2%	3,397	3,247	150	4.6%
Total Southeast Properties	1,848	96.6%	97.1%	20,644	19,989	655	3.3%

Southwest Properties
Dallas	446	96.0%	95.7%	4,052	3,874	178	4.6%
Total Southwest Properties	446	96.0%	95.7%	4,052	3,874	178	4.6%
Total Same Community	11,385	95.8%	97.3%	118,220	113,997	4,223	3.7%

Acquisitions (2)
Southeast Florida	388	97.4%	N/A	1,671	N/A	1,671	N/A
Raleigh-Durham	760	98.0%	95.7%	7,699	2,117	5,582	263.7%
Dallas	548	96.0%	96.5%	4,258	1,053	3,205	304.4%

Development
Nashville	242	95.9%	N/A	3,283	1,506	1,777	118.0%
Dallas (3)	N/A	N/A	N/A	5	N/A	5	N/A

Total Property Revenue	13,323	96.0%	97.2%	$135,136	$118,673	$16,463	13.9%

(1)	Represents physical occupancy at the end of the quarter.

(2)	The Company defines acquisition properties as acquired properties which have been owned for less than one year.

(3)	Reflects construction of 99 units on land adjacent to San Raphael in Dallas, Texas.

Associated Estates Realty Corporation
Year-to-Date Property Operating Expenses
For the Nine Months Ended September 30, 2013 and 2012
(Unaudited; in thousands, except unit totals)

		2013	2012	YTD	YTD
	No. of	Physical	Physical	2013	2012	Increase/	%
Property Operating Expenses	Units	Occupancy (1)	Occupancy (1)	Expenses	Expenses	(Decrease)	Change
Same Community
Midwest Properties
Indianapolis	836	94.4%	98.3%	$2,856	$2,747	$109	4.0%
Southeast Michigan	1,778	96.1%	97.5%	6,038	6,028	10	0.2%
Western Michigan	438	97.9%	97.0%	1,519	1,459	60	4.1%
Central Ohio	1,683	96.6%	97.7%	6,467	6,258	209	3.3%
Northeast Ohio	1,303	96.2%	97.4%	4,947	4,666	281	6.0%
Total Midwest Properties	6,038	96.1%	97.6%	21,827	21,158	669	3.2%

Mid-Atlantic Properties
Maryland	315	96.8%	98.4%	1,378	1,485	(107)	(7.2)%
Metro DC	602	95.7%	97.2%	2,922	2,870	52	1.8%
Northern Virginia	1,272	94.9%	97.2%	5,639	5,649	(10)	(0.2%)
Southeast Virginia	864	93.1%	96.4%	2,813	3,039	(226)	(7.4%)
Total Mid-Atlantic Properties	3,053	94.7%	97.1%	12,752	13,043	(291)	(2.2%)

Southeast Properties
Central Florida	288	96.9%	96.9%	1,157	1,134	23	2.0%
Southeast Florida	1,206	96.0%	97.2%	6,198	6,153	45	0.7%
Atlanta	354	98.3%	97.2%	1,480	1,482	(2)	(0.1%)
Total Southeast Properties	1,848	96.6%	97.1%	8,835	8,769	66	0.8%

Southwest Properties
Dallas	446	96.0%	95.7%	1,795	1,859	(64)	(3.4)%
Total Southwest Properties	446	96.0%	95.7%	1,795	1,859	(64)	(3.4)%
Total Same Community	11,385	95.8%	97.3%	45,209	44,829	380	0.8%

Acquisitions (2)
Southeast Florida	388	97.4%	N/A	702	N/A	702	N/A
Raleigh-Durham	760	98.0%	95.7%	2,530	719	1,811	251.9%
Dallas	548	96.0%	96.5%	2,138	499	1,639	328.5%

Development
Nashville	242	95.9%	N/A	1,200	646	554	85.8%
Dallas (3)	N/A	N/A	N/A	19	N/A	19	N/A

Total Property Operating Expenses	13,323	96.0%	97.2%	$51,798	$46,693	$5,105	10.9%

(1)	Represents physical occupancy at the end of the quarter.

(2)	The Company defines acquisition properties as acquired properties which have been owned for less than one year.

(3)	Reflects construction of 99 units on land adjacent to San Raphael in Dallas, Texas.

Associated Estates Realty Corporation
Year-to-Date Property Net Operating Income (Property NOI)
For the Nine Months Ended September 30, 2013 and 2012
(Unaudited; in thousands, except unit totals)

		2013	2012	YTD	YTD
	No. of	Physical	Physical	2013	2012	Increase/	%
Property NOI (1)	Units	Occupancy (2)	Occupancy (2)	NOI	NOI	(Decrease)	Change
Same Community
Midwest Properties
Indianapolis	836	94.4%	98.3%	$3,936	$4,018	$(82)	(2.0)%
Southeast Michigan	1,778	96.1%	97.5%	9,148	8,295	853	10.3%
Western Michigan	438	97.9%	97.0%	2,018	1,845	173	9.4%
Central Ohio	1,683	96.6%	97.7%	8,149	7,727	422	5.5%
Northeast Ohio	1,303	96.2%	97.4%	8,330	7,812	518	6.6%
Total Midwest Properties	6,038	96.1%	97.6%	31,581	29,697	1,884	6.3%

Mid-Atlantic Properties
Maryland	315	96.8%	98.4%	2,895	2,740	155	5.7%
Metro DC	602	95.7%	97.2%	6,013	5,800	213	3.7%
Northern Virgina	1,272	94.9%	97.2%	12,215	11,696	519	4.4%
Southeast Virginia	864	93.1%	96.4%	6,241	6,000	241	4.0%
Total Mid-Atlantic Properties	3,053	94.7%	97.1%	27,364	26,236	1,128	4.3%

Southeast Properties
Central Florida	288	96.9%	96.9%	1,664	1,564	100	6.4%
Southeast Florida	1,206	96.0%	97.2%	8,228	7,891	337	4.3%
Atlanta	354	98.3%	97.2%	1,917	1,765	152	8.6%
Total Southeast Properties	1,848	96.6%	97.1%	11,809	11,220	589	5.2%

Southwest Properties
Dallas	446	96.0%	95.7%	2,257	2,015	242	12.0%
Total Southwest Properties	446	96.0%	95.7%	2,257	2,015	242	12.0%
Total Same Community	11,385	95.8%	97.3%	73,011	69,168	3,843	5.6%

Acquisitions (3)
Southeast Florida	388	97.4%	N/A	969	N/A	969	N/A
Raleigh-Durham	760	98.0%	95.7%	5,169	1,398	3,771	269.7%
Dallas	548	96.0%	96.5%	2,120	554	1,566	282.7%

Development
Nashville	242	95.9%	N/A	2,083	860	1,223	142.2%
Dallas (4)	N/A	N/A	N/A	(14)	N/A	(14)	N/A

Total Property NOI	13,323	96.0%	97.2%	$83,338	$71,980	$11,358	15.8%

(1)	See page 33 for a reconciliation of net income attributable to AERC to this non-GAAP measurement and for the Company's definition of this non-GAAP measurement.

(2)	Represents physical occupancy at the end of the quarter.

(3)	The Company defines acquisition properties as acquired properties which have been owned for less than one year.

(4)	Reflects construction of 99 units on land adjacent to San Raphael in Dallas, Texas.

Associated Estates Realty Corporation
Debt Structure
As of September 30, 2013
(Dollar amounts in thousands)

	Balance	Percentage	Weighted
	Outstanding	of	Average
	September 30, 2013	Total Debt	Interest Rate
Fixed Rate Debt:
Secured	$373,299	43.9%	5.4%
Unsecured - notes	150,000	17.6%	4.3%
Total Fixed Rate Debt	523,299	61.5%	5.1%

Variable Rate Debt Swapped to Fixed:
Unsecured - term loan (1)	125,000	14.7%	3.0%
Total Variable Rate Debt Swapped to Fixed	125,000	14.7%	3.0%

Variable Rate Debt Unhedged:
Unsecured - revolver	177,000	20.8%	1.5%
Unsecured - term loan	25,000	3.0%	1.9%
Total Variable Rate Debt Unhedged	202,000	23.8%	1.5%

TOTAL DEBT	$850,299	100.0%	3.9%

Interest coverage ratio (2)	2.87:1
Fixed charge coverage ratio (3)	2.87:1
Weighted average maturity	4.4 years

Scheduled Principal Maturities:	Secured	Unsecured	Total
2013 (4)	$129,319	$—	$129,319
2014	44,538	—	44,538
2015	20,039	—	20,039
2016	42,753	—	42,753
2017	—	177,000	177,000
Thereafter	136,650	300,000	436,650
TOTAL	$373,299	$477,000	$850,299

	43.9%	56.1%	100.0%

(1)
The Company entered into a forward starting swap in December 2011 fixing the rate beginning in June 2013 until June 2016 at a rate of 1.26% plus the credit spread which was 1.70% as of September 30, 2013, or an all-in rate of 2.96%. Additionally, the Company entered into a forward starting swap in April 2013 fixing the rate beginning June 2016 at a rate of 1.55% plus the credit spread which was 1.70% as of September 30, 2013, or an all-in rate of 3.25% until the loan matures in January 2018.

(2)
Is calculated as EBITDA divided by interest expense, including capitalized interest and amortization of deferred financing costs and excluding prepayment costs/credits. Individual line items in this calculation include results from discontinued operations where applicable.  See page 32 for a reconciliation of net income available to common shares to EBITDA and the Company's definition of EBITDA.

(3)
Represents interest expense, including capitalized interest and preferred stock dividend payment coverage, excluding costs/refunds.  Individual line items in this calculation include discontinued operations where applicable.

(4)	Loans were repaid on October 1, 2013, primarily with proceeds from May forward equity offering that closed on October 1, 2013.

Associated Estates Realty Corporation
2013 Financial Outlook
As of October 22, 2013
This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected.  Please see the paragraph on forward-looking statements on page 2 of this document for a list of risk factors.

Earnings Guidance Per Common Share
Expected net income attributable to AERC	$0.67 to $1.19
Expected real estate depreciation and amortization	$1.10
Expected gains on disposition of properties	-0.51 to -1.01
Expected Funds from Operations (1)	$1.26 to $1.28

Same Community Portfolio
Revenue growth	3.25% to 3.75%
Expense growth	0.75% to 1.25%
Property NOI (2) growth	4.75% to 5.25%

Transactions
Acquisitions	$261.2 million
Dispositions	$92.7 to $140.0 million
Development	$105.0 to $115.0 million

Corporate Expenses
General and administrative expense	$18.8 to $19.2 million
Development costs	$0.8 to $1.0 million
Costs associated with acquisitions	$0.5 million

Debt
Capitalized interest	$3.5 million
Expensed interest (3)	$29.1 to $29.3 million

Capital Structure (4)
Weighted average shares outstanding	52.3 million

(1)	See page 31 for our definition of this non-GAAP measurement.

(2)	See page 33 for our definition of this non-GAAP measurement.

(3)	Includes $2.0 million of deferred financing costs.

(4)	Earnings guidance reflects settlement of forward equity sale of 7,047,958 common shares on October 1, 2013.

Associated Estates Realty Corporation
Definitions of Non-GAAP Financial Measures
The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below.  Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.
Funds from Operations ("FFO")
We define FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT").  This definition includes all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under GAAP, adjusted for depreciation on real estate assets and amortization of intangible assets, and excludes impairment write-downs of depreciable real estate and gains and losses from the disposition of properties and land.  FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.  We generally consider FFO to be a useful measure for reviewing our comparative operating and financial performance because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs.
Funds from Operations ("FFO") as Adjusted
We define FFO as adjusted as FFO, as defined above, excluding $1,743 of prepayment costs associated with debt repayments and $(279) of refunds for a previously defeased loan for the nine months ended September 30, 2012. In accordance with GAAP, these prepayment penalties and refunds on the previously defeased loan are included in interest expense in the Company's Consolidated Statement of Operations and Comprehensive Income. We are providing this calculation as an alternative FFO calculation as we consider it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.
Funds Available for Distribution ("FAD")
We define FAD as FFO as adjusted, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions.  Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions.  We consider FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO and FFO as adjusted, it captures real estate performance by excluding gains or losses from the disposition of properties and land, depreciation on real estate assets and amortization of intangible assets.  Unlike FFO and FFO as adjusted, FAD also reflects the recurring capital expenditures that are necessary to maintain the associated real estate.

Associated Estates Realty Corporation
Definitions of Non-GAAP Financial Measures
Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA")
EBITDA is defined as earnings before interest, income taxes, depreciation and amortization.  We consider EBITDA to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes and interest which permits investors to view income from operations unclouded by non-cash depreciation or the cost of debt.  Below is a reconciliation of net income applicable to common shares to EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2013	2012	2013	2012

Net income applicable to common shares	$19,908	$2,093	$31,841	$23,681
Allocation to participating securities	85	—	136	—
Interest expense (1)	7,633	6,978	22,449	23,328
Depreciation and amortization	14,646	14,216	43,564	40,912
Gain on disposition of properties	(18,072)	—	(26,868)	(22,819)
Income taxes	64	96	275	274

Total EBITDA	$24,264	$23,383	$71,397	$65,376

(1)	The nine months ended September 30, 2012, includes $1,743 of prepayment costs associated with debt repayments and $(279) for refunds on a previously defeased loan.
Net Operating Income ("NOI")
NOI is determined by deducting property operating and maintenance expenses, direct property management and service company expense and construction and other services expense from total revenue.  We consider NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio and management and service company at the property and management service company level and is used to assess regional property and management and service company level performance.  NOI should not be considered an alternative to net income as a measure of performance or cash generated from operating activities in accordance with GAAP and, therefore, it should not be considered indicative of cash available to fund cash needs.

Associated Estates Realty Corporation
Definitions of Non-GAAP Financial Measures
Property Net Operating Income ("Property NOI")
Property NOI is determined by deducting property operating and maintenance expenses from total property revenue.  We consider Property NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio at the property level and is used to assess regional property level performance.  Property NOI should not be considered an alternative to net income as a measure of performance or cash generated from operating activities in accordance with GAAP and, therefore, it should not be considered indicative of cash available to fund cash needs. The following is a reconciliation of Property NOI to total consolidated net income attributable to AERC.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2013	2012	2013	2012

Property NOI	$29,002	$25,744	$83,338	$71,980
Office NOI	450	350	1,000	663
Construction and other services net loss	—	(28)	—	(181)
Depreciation and amortization	(14,508)	(13,417)	(42,841)	(37,195)
General and administrative expense	(4,946)	(3,936)	(14,302)	(12,569)
Development costs	(220)	(193)	(662)	(800)
Costs associated with acquisitions	(392)	(282)	(457)	(766)
Interest expense	(7,633)	(6,978)	(22,449)	(22,890)
Income (loss) from continuing operations	1,753	1,260	3,627	(1,758)
Income from discontinued operations:
Operating income, net of interest expense	182	841	1,527	2,619
Gain on disposition of properties	18,072	—	26,868	22,819
Income from discontinued operations	18,254	841	28,395	25,438
Net income	20,007	2,101	32,022	23,680
Net (income) loss attributable to noncontrolling redeemable interest	(14)	(8)	(45)	1
Consolidated net income attributable to AERC	$19,993	$2,093	$31,977	$23,681
Recurring Fixed Asset Additions
We consider recurring fixed asset additions to a property to be capital expenditures made to replace worn out assets so as to maintain the property's value.
Investment/Revenue Enhancing and/or Non-Recurring Fixed Asset Additions
We consider investment/revenue enhancing and/or non-recurring fixed assets to be capital expenditures if such improvements increase the value of the property and/or enable us to increase rents.
Same Community Properties
Same Community properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.